AGREEMENT AND AMENDMENT (the "Agreement"), effective as of July 10, 2001, by and among GlycoGenesys, Inc., a Nevada corporation (the "Company") and Elan International Services, Ltd. ("EIS"), a Bermuda exempted limited liability company.

                                    RECITALS:

     WHEREAS, the Company and EIS have entered into a Securities Purchase Agreement dated as of June 22, 2001 (the "Purchase Agreement"), pursuant to which the Company issued and sold to EIS, and EIS purchased from the Company,
(i) 4,944.44 shares of the Company's Series A Preferred Stock, par value U.S.$0.01 per share (the "Series A Preferred Stock"), (ii) a warrant (the "Original Warrant") to purchase up to 381,679 shares of the Company's common stock, par value U.S.$0.01 per share (the "Common Stock"), (iii) 1,116.79 shares of Series C Preferred Stock, par value U.S. $0.01 per share (the "Series Preferred Stock") and (iv) 2,700,000 shares of Common Stock. The Company further has agreed to issue and sell to EIS and EIS has agreed to purchase from the Company, each subject to certain conditions, shares of Series B Preferred Stock, par value U.S. $0.01 per share (the "Series B Preferred Stock"), amounts in respect of which shall be sold from time to time in an aggregate amount of up to U.S.$9,612,000 in accordance with the terms and subject to the conditions contained in the Purchase Agreement. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as set forth in the Company's Certificate of Designations, Preferences and Rights, filed with the Secretary of State of the State of Nevada on July 9, 2001 (the "Certificate of Designations");

     WHEREAS, the parties desire to amend the Certificate of Designations to establish a minimum price at which the Series A Preferred Stock may be redeemed for shares of Common Stock on the terms and conditions set forth therein;

     WHEREAS, the parties desire to amend the Certificate of Designations to establish a minimum price at which the Series A Preferred Stock and Series B Preferred Stock may be paid in shares of Common Stock in the event of certain Liquidations; and

     WHEREAS, the parties desire to amend the Original Warrant to modify a mechanical anti-dilution provision.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Amendment to the Certificate of Designations. The parties agree that the Certificate of Designations shall be amended, by the filing of an amendment to the Certificate of Designations with the Secretary of State of the State of Nevada, as follows:

     1.1 Section 6(a) of Article I of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

     "(a) On July 10, 2007, if any shares of the Series A Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price per share equal to the aggregate Series A Liquidation

     Preference, either (i) to the extent the Corporation shall have funds legally available for such payment, in cash, or (ii) by the issuance of shares of Common Stock with an aggregate Fair Market Value (as defined below) equal to such redemption price, in each case, together with any accrued and unpaid dividends thereon to the date fixed for redemption. For the purposes of this Section 6, and Section 4(e)(i) of this Article I and Sections 4(e)(i) of Article II, the "Fair Market Value" of one share of Common Stock shall be determined by the Board of Directors in good faith and certified in a board resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any) and shall be reasonably agreed to by a majority of the holders of the Series A Preferred Stock or, as applicable, the Series B Preferred Stock; provided, that in the event the Corporation and a majority of holders of the Series A Preferred Stock or, as applicable, the Series B Preferred Stock do not agree on the Fair Market Value, the parties shall jointly appoint an independent third party appraiser to determine the Fair Market Value pursuant to the procedure set for in Section 3(d) of this Article I; provided further, that in the event the Common Stock is traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the 30-day trading period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending three (3) trading days prior to, in the case of this Section 6, the date of notice of exercise of redemption pursuant to this Section 6, in the case of Section 4(e)(i) of this Article I or, as applicable, Section 4(e)(i) of Article II, the date of the sale of Additional Shares that results in an adjustment to the Series A Conversion Price pursuant to Section 4(e)(i) of this Article I or, as applicable, the Series B Conversion Price (as defined in Article II) pursuant to Section 4(e)(i) of Article II; provided further, that for the purpose of this Section 6 the Fair Market Value shall be deemed to be at least $0.50 per share (the "Share Floor Price"). The Share Price Floor shall be proportionately adjusted for any stock split, stock combination or similar event affecting the Common Stock."

     1.2 Section 3(a) of Article I of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

     "(a) Liquidation Events. The occurrence of any of the following events shall be deemed a "Liquidation": (i) any liquidation, dissolution, or winding-up of the affairs of the Corporation; (ii) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such consolidation, merger or reorganization (a "Merger Event"); (iii) any transaction or series of related transactions approved by the Board of Directors of the Corporation in which securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired by a person, entity or group of related persons or entities, excluding any consolidation or merger effected exclusively



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

     to change the domicile of the Corporation; or (iv) any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation."

     1.3 Section 3 of Article III of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

     "3. In the event of a Liquidation described in clause (i) or clause (iv) of
     Section 3(a) of Article I, whether voluntary or involuntary, the holders of Series C Preferred Stock shall have the right to receive, pari passu with the holders of the Common Stock and subject to the rights of the holders of any other senior class or series of capital stock of the Corporation, the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder (assuming, for such purposes, the holders of Series C Preferred Stock are deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible)."

     1.4 Section 3(b)(iii) of Article I of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

     "(iii) After the distributions described in clause (b)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, in the event of a Liquidation described in clause (i) or clause (iv) of Section 3(a) of this Article I, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series A Preferred Stock, and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution pro rata based on the number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock."



     1.5 Section 3(a)(iii) of Article II of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

     "(iii) After the distributions described in clause (a)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, in the event of a Liquidation described in clause (i) or clause (iv) of Section 3(a) of Article I, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series B Preferred Stock, and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution pro rata based on the number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock."

     1.6 1.6 Section 4(a)(ii) of the Original Warrant shall be amended and restated in its entirety to read as follows:



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

     "(ii) Adjustment for Common Stock Dividends and Distributions. If, at any time after the Original Issue Date, the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event (x) the Warrant Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (I) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (II) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution (the "Adjustment Factor") and (y) the number of shares of Common Stock issuable upon the exercise of this Warrant (the "Number Issuable") shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by dividing the Number Issuable by the Adjustment Factor; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price and Number Issuable shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price and the Number Issuable shall be adjusted pursuant to this Section 4(a)(ii) to reflect the actual payment of such dividend or distribution."


     2. Additional Warrant. If the Fair Market Value of the Common Stock is less than the Share Floor Price and the redemption of the Series A Preferred Stock is effected by the Company using shares of Common Stock then, after the redemption of the Series A Preferred Stock is effected and the appropriate number of shares of Common Stock is issued by the Company, the Company shall issue to EIS on the business day following the redemption a warrant in substantially the form of Exhibit A attached hereto (the "Warrant") exercisable for a number of shares of Common Stock equal to the sum of:

          (x) a number of shares obtained by dividing (I) the dollar value of the difference between (A) the number of shares of Common Stock that would have been issued upon such redemption or payment, as the case may be, had the Fair Market Value of the shares of Common Stock been calculated at the Fair Market Value without regard to the Share Floor Price and (B) the number of shares of Common Stock actually issued upon such redemption or payment, as the case may be by (II) the Fair Market Value of a share of Common Stock on the date of issuance of the Warrant without regard to the Share Floor Price, and

          (y) a number of shares obtained by dividing (I) the aggregate exercise price of the number of shares calculated in clause (x) above by (II) the Fair Market Value of a share of Common Stock on the date of issuance of the Warrant without regard to the Share Floor Price.

The Warrant shall have (i) an exercise price per share equal to the par value of the Common Stock on the date of issuance of the Warrant; (ii) a term of five years from the date of issuance, (iii) a cash-less exercise provision and (iv) customary anti-dilution adjustments in the event of stock splits, stock combination, reorganizations and similar events.

     The parties hereby agree (a) that the Registration Rights Agreement, dated June 29, 2001, among the Company and EIS, is hereby amended such that the definition of the term "Registrable Securities" shall include the shares of Common Stock issuable upon exercise of the Warrant and (b) to execute, prior to or simultaneously with the issuance of the Warrant, any reasonable and customary investment representations or similar document to make the issuance of the Warrant comply with or qualify for an exemption under federal, state and any other applicable jurisdiction's securities laws.

     EIS acknowledges that, because the number of shares to be covered by the Warrant cannot be determined at the time of this Agreement, the Company might not have sufficient authorized shares of Common Stock to enable the Company to issue the shares of Common Stock and, accordingly, the Company might need to obtain stockholder approval for the issuance of the Warrant to comply with Nasdaq or other exchange rules or other governmental or regulatory regulations, and EIS agrees that such lack of approval or sufficient shares shall not be a breach by the Company of this Agreement or any other Transaction Document (as that term is defined in the Purchase Agreement). In such event, the Company agrees to obtain the necessary approval of its stockholders and any governmental entity within 90 days of the exercise of the Warrant.

     3. Existing Representations, Warrants and Covenants. The Company hereby represents and warrants that all representations and warranties contained in the Purchase Agreement are true and correct, in all material respects, and the Company has complied, and is presently in compliance, in all material respects, with all agreements and covenants set forth in the Transaction Documents, as of the date of this Agreement.

     4. Notices. All notices, demands and requests of any kind to be delivered to any party hereunder shall be made in accordance with Section 9 of the Purchase Agreement.

     5. Amendment and Waiver. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS dated after the date hereof.

     6. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

     7. Entire Agreement. This Agreement and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

     8. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws, and in accordance with the terms of Section 14 of the Purchase Agreement.

     9. Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

     11. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

     12. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                     [The next page is the signature page.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    GLYCOGENESYS, INC.


                                    By: /s/ Bradley J. Carver
                                        ------------------------------
                                    Name: Bradley J. Carver
                                          ----------------------------
                                    Title: President & CEO
                                           ---------------------------


                                    ELAN INTERNATIONAL SERVICES, LTD.


                                    By: /s/ Debra Moore Buryj
                                        ------------------------------
                                    Name: Debra Moore Buryj
                                          ----------------------------
                                    Title: Vice President
                                           ---------------------------





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